Exhibit 99.1

Torchlight Regains Compliance With Nasdaq Listing Requirements

PLANO, TX / ACCESSWIRE / January 25, 2021 / Torchlight Energy Resources, Inc. (NASDAQ: TRCH) ("Torchlight" or the "Company"), today announced receipt of a letter from The Nasdaq Stock Market (“Nasdaq”) stating that the Company has regained compliance with Listing Rule 5550(a)(2), the $1.00 minimum bid price listing requirement. Accordingly, Torchlight has been removed from Nasdaq’s non-compliance list, and the matter is now closed.

"We are pleased that Torchlight has regained compliance with the Nasdaq’s listing requirements,” stated John Brda, CEO of Torchlight. “This is very positive for Torchlight stockholders.”

About Torchlight Energy

Torchlight Energy Resources, Inc. (NASDAQ: TRCH), based in Plano, Texas, is a high growth oil and gas Exploration and Production (E&P) company with a primary focus on acquisition and development of highly profitable domestic oil fields. The company has assets focused in West and Central Texas where their targets are established plays such as the Permian Basin. For additional information on the Company, please visit www.torchlightenergy.com.

Forward Looking Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. Such forward-looking statements involve known and unknown risks and uncertainties, including risks associated with the Company's ability to obtain additional capital in the future to fund planned expansion, the demand for oil and natural gas which demand could be materially affected by the economic impacts of COVID-19 and possible increases in supply from Russia and OPEC, the proposed business combination transaction with Metamaterial, Inc., general economic factors, competition in the industry and other factors that could cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact

Derek Gradwell
Integrous Communications
Phone: 512-270-6990
dgradwell@integcom.us

ir@torchlightenergy.com